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                                                                    EXHIBIT 10.4

                                SERVICE AGREEMENT

     AGREEMENT, made and entered into as of September 19, 2002 (the "EFFECTIVE DATE") by and between Axis Specialty Limited, a Bermuda corporation (together with its successors and assigns, the "COMPANY"), and Michael A. Butt (the "EXECUTIVE").

     WHEREAS, the Company wishes the Executive to serve as Chairman of the Company's Board of Directors (the "BOARD") under the terms and conditions of this Agreement;

     WHEREAS, the Executive is willing to serve in such position under such terms and conditions;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (the "PARTIES") agree as follows:

     1. TERM OF SERVICE. The Executive's term of service under this Agreement (the "TERM") shall commence as of the Effective Date and shall continue through the close of business on October 1, 2005, subject to earlier termination as provided in Section 8 below. Thereafter, UNLESS either Party gives notice in writing to the other at least 90 days prior to the then-scheduled expiration date that the Term is not to be extended, the Term shall automatically be extended for successive one-year periods, such extended Term to remain subject to termination prior to its then-scheduled expiration date as provided in
Section 8 below.

     2.   POSITIONS, DUTIES AND RESPONSIBILITIES.

          (a) GENERAL. The Executive shall serve throughout the Term as Chairman of the Board with all responsibilities and authorities normally associated with such position. The Executive's services under this Agreement shall be performed outside the United States. The amount of time the Executive spends in Bermuda and Europe shall be such time as is reasonably appropriate to perform his responsibilities and services hereunder, except for the amount of time necessary for him to attend meetings of the Board and of committees of the Board of which he is a member. It is understood that the Executive will be domiciled in Bermuda. The Executive shall devote such time as he reasonably deems appropriate to performing his responsibilities and services hereunder.

          (b) PERMITTED ACTIVITIES. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations,
(ii) engaging in charitable, community and other business affairs and

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(iii) managing his personal investments and affairs, provided such activities do not, in his reasonable judgment, materially interfere with the proper performance of his responsibilities and services hereunder.

     3. BASE FEE. The Executive shall, during the Term, be paid a Base Fee by the Company at an annual rate of US$500,000, payable in accordance with the regular payroll practices applicable to senior executives of the Company, but no less frequently than monthly; PROVIDED, that, only for purposes of calculating the Base Fee payable hereunder, the Term shall be deemed to have commenced as of October 1, 2002. Such Base Fee shall be subject to review for increase at the discretion of the Board (or a committee thereof). The Base Fee may not be decreased, at any time or for any purpose, during the Term.

     4. ANNUAL BONUS. In addition to the Base Fee provided for in Section 3 above, the Executive may be awarded such annual bonuses as may be determined by the Board (or a committee thereof), based on whatever incentive plans or programs have been adopted by the Company for its senior executives as well as on the performance of the Executive and of the Company; PROVIDED, HOWEVER, in no event shall the aggregate annual bonuses for the 15-month period commencing October 1, 2002 be less than $312,500, representing 50% of the Base Fee payable hereunder for such 15-month period. Any such annual bonus shall, unless otherwise required under a plan or program applying to senior executives generally, be paid in cash in a lump sum promptly following determination thereof.

     5.   EQUITY AWARDS.

          (a) INITIAL AWARDS. As of October 1, 2002, the Company and the Executive shall enter into a Share Purchase Option Agreement, covering 10,000 voting common shares of the Company, par value US$0.10 (the "COMMON STOCK"), in the form attached hereto as Exhibit A (the "OPTION AGREEMENT") and a Restricted Share Grant Agreement, covering 10,000 shares of Common Stock, in the form attached hereto as Exhibit B (the "SHARE AGREEMENT").

          (b) SUBSEQUENT AWARDS. Beginning in calendar year 2003, the Executive shall be eligible during the Term to receive additional equity grants and awards as determined by the Board (or a committee thereof) in its discretion, with all such grants and awards to be made on the same terms and conditions as the initial awards in Section 5(a) above (except that the exercise price for any options shall be at the market price on the date of grant or such lesser price as determined by the Board (or a committee thereof)).

     6. EMPLOYEE BENEFIT PROGRAMS. During the Term, the Executive shall be entitled to participate in all employee benefit plans and programs (the "BENEFIT PROGRAMS") that may from time to time be made available to other senior executives of the Company generally. To the extent that the Executive is not eligible to participate in any such Benefit Program, he shall be

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provided with the after-tax economic equivalent of the coverages and benefits provided under such program in which he is unable to participate. In addition, if necessary, the Executive shall be provided interim coverage until such time as the Company has adopted a program of employee benefit coverages. Interim coverage may be provided through purchase of separate insurance contracts, through self-insurance or, to the extent the Executive is permitted to continue to maintain on a contributory basis the benefits he presently receives from other sources, by reimbursing the Executive for the cost thereof on a basis that keeps the Executive whole after taxes.

     7.   EXPENSE REIMBURSEMENT, FRINGE BENEFITS AND SURVIVOR BENEFITS.

          (a) EXPENSE REIMBURSEMENT. The Company shall promptly reimburse the Executive for all reasonable out-of-pocket travel expenses, entertainment expenses and other expenses incurred by him in connection with performing services under this Agreement, such reimbursement to be paid promptly after he submits reasonable documentation with respect to such expenses. This shall include, without limitation, reimbursement of any such expenses for air fare (which the Executive shall be entitled to on a first-class basis (including flights on the Concorde, if available)), hotel accommodations and meals. The Company shall also promptly reimburse the Executive for all costs and expenses (including, without limitation, attorneys' fees and other charges of counsel) reasonably incurred by him in connection with negotiating and documenting this Agreement and related arrangements.

          (b) FRINGE BENEFITS. In addition to compensation and benefits as set forth elsewhere in this Agreement, the Executive shall be entitled to participate during the Term in any and all of the fringe benefits made available to senior executives of the Company in accordance with the terms and conditions then applicable to participating senior executives generally. In all events, the Executive shall be entitled during the Term to the following:

               (i) reimbursement or payment of the cost (including initiation fees and annual dues) of membership in two clubs in Bermuda,

               (ii) reimbursement or payment of air fare for up to four round-trip first-class non-business trips per year by the Executive or members of his family between Bermuda and Europe (the benefit under this Section 7(b)(ii) being in addition to any reimbursement of airfare described in Section 7(a) above), and

               (iii) reimbursement or payment of the cost of financial and tax planning, and of tax return preparation, such reimbursement not to exceed US$10,000 per year.

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     8.   TERMINATION OF SERVICE.

          (a)  TERMINATION DUE TO DEATH.

          (i) In the event that the Executive dies during the Term, the Term shall expire as of the date of his death and the Executive's spouse, if she survives him, shall be entitled to receive the Executive's Base Fee, at the rate in effect immediately prior to his death, through the end of the month in which the Executive dies. In the event that the Executive's spouse does not survive him, the beneficiary designated by the Executive (or, in the absence of such a designation, the estate or other legal representative of the Executive) shall be entitled to receive the Base Fee at the rate in effect immediately prior to his death, through the end of the month in which the Executive dies. In addition to the above, the beneficiary designated by the Executive (or, in the absence of such a designation, the estate or other legal representative of the Executive) shall be entitled to:

               (A) a Separation Bonus for the year of death (with the term "SEPARATION BONUS" meaning an amount no less than the greater of (x) US$500,000 and (y) the highest amount awarded to the Executive as an annual bonus for any of the three years (or such lesser number of years he has then been employed) immediately preceding the year in which termination occurs);

               (B) to the extent the awards referred to in Section 5(a) (the "INITIAL AWARDS") are not already vested and exercisable, immediate vesting and exercisability, as the case may be, as of the date of death, for all outstanding Initial Awards scheduled to vest on or before the first anniversary of such date, with the Option (as defined in the Option Agreement) to remain exercisable as to all shares for which it is then vested for the lesser of (x) one year following the date of death and (y) the remainder of its maximum stated term, after which the Option shall expire;

               (C) vesting and exercisability, as the case may be, for other equity awards, including any restricted shares or stock options, in accordance with their terms; and

               (D)   any other benefits described in Section 8(f) below.

          (b)  TERMINATION DUE TO DISABILITY.

          (i) Either Party may terminate the Executive's service under this Agreement prior to the then-scheduled expiration of the Term due to his Disability by providing 15 days' prior written notice to the other Party, in which event the Term shall expire and the Executive shall be entitled to:

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               (A)   the Base Fee, at the rate in effect immediately prior to
          the date of termination, through the end of the month in which the Executive's service terminates due to Disability;

               (B) a lump sum amount equal to one year's Base Fee at the rate in effect immediately prior to such termination;

               (C)   a Separation Bonus for the year of termination;

               (D) to the extent the Initial Awards are not already vested and exercisable, immediate vesting and exercisability, as the case may be, as of the date of termination, for all outstanding Initial Awards scheduled to vest on or before the first anniversary of such date, with the Option (as defined in the Option Agreement) to remain exercisable as to all shares for which it is then vested for the lesser of (x) one year following the date of termination and (y) the remainder of its maximum stated term, after which the Option shall expire;

               (E) vesting and exercisability, as the case may be, for other equity awards, including any restricted shares or stock options, in accordance with their terms;

               (F) disability benefits in accordance with any applicable Company plans, programs, policies or agreements;

               (G) continued coverage for 12 months under all Benefit Programs (or their equivalent as provided in Section 6 above) in which the Executive was participating immediately prior to the date of termination; PROVIDED, HOWEVER, that to the extent the Company is unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis and, PROVIDED FURTHER that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent employment or other service; and

               (H)   any other benefits described in Section 8(f) below.

     For purposes of this Agreement, "DISABILITY" shall mean that the Executive has been unable to substantially perform his duties hereunder, due to physical or mental incapacity, for 180 consecutive days.

          (c)  TERMINATION FOR CAUSE.

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               (i)   The service of the Executive under this Agreement, and the
     Term, may be terminated by the Board for Cause prior to the then-scheduled expiration of the Term. For this purpose, "CAUSE" shall mean:

               (A) conviction of the Executive of a felony involving moral turpitude, or

               (B) the Executive, in carrying out his duties for the Company under this Agreement, has been guilty of gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company; PROVIDED, HOWEVER, that no act, or failure to act, by the Executive shall constitute Cause if the Executive believed in good faith that such act, or failure to act, was in, or not opposed to, the interests of the Company.

     Anything herein to the contrary notwithstanding, the Executive shall not be terminated for "Cause," within the meaning of clause (B) of this Section 8(c)(i), unless written notice stating the basis for the termination is provided to the Executive and he is given 15 days to cure the neglect or conduct that is the basis of such claim and, if he fails to cure such neglect or conduct, the Executive has an opportunity to be heard before the full Board within 15 days following the end of such cure period and, within five (5) days after such hearing, there is a unanimous vote of all disinterested members of the Board to terminate him for Cause.

               (ii)  In the event of a termination for Cause in accordance with
     Section 8(c)(i) above, the Executive shall be entitled only to (A) the Base Fee, at the rate in effect immediately prior to the date of termination, through the date on which termination for Cause occurs and (B) any other benefits described in Section 8(f) below.

          (d)  TERMINATION WITHOUT CAUSE OR WITH GOOD REASON.

               (i) Anything in this Agreement to the contrary notwithstanding, the Executive's service under this Agreement may be terminated, by prior written notice by the terminating Party to the other Party, prior to the then-scheduled expiration of the Term by the Company without Cause, or by the Executive with "GOOD REASON" (as defined in Exhibit C), as provided in this Section 8(d), in which event the Term shall expire. A termination due to Disability in accordance with Section 8(b) above, or for Cause in accordance with Section 8(c) above, shall not be deemed a termination without Cause or with Good Reason to which this Section 8(d) applies.

               (ii) Except in certain circumstances in connection with a Change in Control as provided in Section 8(d)(iii) below, in the event that the Executive's service is terminated prior to the then-scheduled expiration of the Term (x) by the Company

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     without Cause or (y) by the Executive with Good Reason, the Term shall expire and the Executive shall be entitled to:

               (A) the Base Fee through the date of termination at the rate in effect immediately prior to the date of termination;

               (B) a lump sum amount equal to two years' Base Fee at the rate in effect immediately prior to such termination;

               (C)   a Separation Bonus for the year of termination;

               (D) to the extent the Initial Awards are not already vested and exercisable, immediate vesting and exercisability, as the case may be, as of the date of termination, for all outstanding Initial Awards scheduled to vest on or before the first anniversary of such date, with the Option (as defined in the Option Agreement) to remain exercisable as to all shares for which it is then vested for the lesser of (x) one year following the date of termination and (y) the remainder of its maximum stated term, after which the Option shall expire;

               (E) vesting and exercisability, as the case may be, for other equity awards, including any restricted shares or stock options, in accordance with their terms;

               (F) continued coverage for 12 months under all Benefit Programs (or their equivalent as provided in Section 6 above) in which the Executive was participating immediately prior to the date of termination; PROVIDED, HOWEVER, that to the extent the Company is unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis and, PROVIDED FURTHER that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent employment or other service; and

               (G)   any other benefits described in Section 8(f) below.

               (iii) In the event that the Executive's service herein is terminated by the Company without Cause, or by the Executive for Good Reason, in either case in anticipation of, or within the 12-month period following, a Change in Control (as defined in Exhibit D), the Term shall expire and the Executive shall be entitled to:

               (A) the benefits described in Section 8(d)(ii)(A), (B), (E), and (G) above;

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               (B)   a lump sum amount equal to two (2) times a Separation Bonus for the year of termination;

               (C) to the extent the Initial Awards are not already vested and exercisable, immediate vesting and exercisability, as the case may be, as of the date of termination, for all outstanding Initial Awards scheduled to vest on or before the third anniversary of such date, with the Option (as defined in the Option Agreement) to remain exercisable as to all shares for which it is then vested for the lesser of (x) one year following the date of termination and (y) the remainder of its maximum stated term, after which the Option shall expire; and

               (D) continued coverage for 24 months under all Benefit Programs (or their equivalent as provided in Section 6 above) in which the Executive was participating immediately prior to the date of termination; PROVIDED, HOWEVER, that to the extent the Company is unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis and, PROVIDED FURTHER that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent employment or other service.

          (e) VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his service under this Agreement, by prior written notice to the Company, before the then-scheduled expiration of the Term, in which event (x) the Term shall expire as of the date specified by the Executive in writing and (y) the Executive shall receive the same rights and benefits as applicable to a termination by the Board for Cause in accordance with Section 8(c) above. A voluntary termination under this
     Section 8(e) shall not be deemed a breach of this Agreement. Neither a termination of the Executive's service due to Disability in accordance with
     Section 8(b) above, nor a termination of the Executive's service by the Executive for "Good Reason" in accordance with Section 8(d) above, shall be deemed to be a voluntary termination within the meaning of this
     Section 8(e).

          (f)  MISCELLANEOUS.

               (i) On any termination of the Term, the Executive shall be entitled to:

               (A) the balance of any annual, long-term or other incentive award earned (but not yet paid) prior to such termination;

               (B)   reimbursement of any business or other expenses pursuant to
          Section 7 above; and

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               (C)   any other rights, compensation and/or benefits as may be
          due the Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company, including this Agreement (but in no event shall the Executive be entitled to duplicative rights, compensation and/or benefits).

               (ii) All amounts due under this Section 8 shall be paid in a lump sum promptly following the date of termination.

               (iii) For purposes of this Agreement, in the event there is a reduction in Base Fee that would constitute the basis for a termination for Good Reason pursuant to Section 8(d) above, then "Base Fee" shall mean the Base Fee in effect immediately prior to any such reduction.

          (g) NO MITIGATION; NO OFFSET. In the event of any termination of his service under this Agreement, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement or otherwise on account of any remuneration attributable to any subsequent employment that he may obtain or any claim that the Company or any Affiliates (an "AFFILIATE" of any person means any person that controls, is controlled by, or is under common control with, such person) may have against him. Any amounts due under this Section 8 are considered to be reasonable by the Company and not in the nature of a penalty.

          (h) NOTICE PROVISIONS. In the event written notice of termination has been given under this Section 8, no subsequent notice of termination, whether written or otherwise, shall become effective until and unless the prior notice ceases to be effective, PROVIDED, HOWEVER, that (i) in the case of a notice of termination for Cause, such notice shall be deemed to cease to be effective upon cure or a failure to terminate upon a unanimous vote of all disinterested members of the Board as provided in Section 8(c) above and (ii) in the case of a notice of a voluntary termination by the Executive, such notice shall be deemed to cease to be effective 30 days following notice of such termination.

     9.   NONCOMPETITION, NONSOLICITATION, CONFIDENTIALITY AND
          NON-DISPARAGEMENT.

          (a) NONCOMPETITION. For a period of 12 months after termination of his service hereunder, the Executive shall not, directly or indirectly, whether as an employee, consultant, partner, principal, agent, distributor, representative or stockholder (except as a less than one percent stockholder or other equity holder of a publicly traded entity or a less than five percent stockholder or other equity holder of a privately held entity), engage in any activities within the United States, the United Kingdom or Bermuda if such activities involve, to a material extent, insurance or reinsurance of entities or exposures that are materially competitive with the businesses that (i) are then being conducted by the Company or any subsidiary and (ii) were

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during the Term either being conducted by, or being actively developed by, the
Company or any subsidiary. Notwithstanding the foregoing, none of the following activities shall be deemed to violate the prohibition in the immediately preceding sentence: (x) the Executive's service as a director (or equivalent) of any entity in the insurance, reinsurance or related businesses and (y) any other activity that is approved by the Board (which approval shall not be unreasonably withheld or delayed).

          (b) NONSOLICITATION. For a period of 12 months after termination of his service hereunder, the Executive shall not, except in connection with carrying out his duties for the Company or any subsidiary or otherwise at the written request of the Company, (i) encourage any employee of the Company or any subsidiary to leave the employ of the Company or any subsidiary, (ii) hire or use the services of any employee of the Company or any subsidiary, or (iii) solicit or cause another person or entity to solicit any customers or brokers of the Company or any subsidiary to terminate or otherwise adversely modify their relationship with the Company or any such subsidiary; PROVIDED that clause (i) and clause (ii) of this Section 9(b) shall only apply to individuals employed by the Company or any subsidiary at any point during the one-year period immediately preceding the date of termination of Executive. Nothing in this
Section 9(b) shall prevent the Executive from providing employment references for such employees.

          (c) CONFIDENTIALITY. The Executive covenants that he shall not, without the prior written consent of the Board or of a person authorized by the Board, disclose to any person, other than in connection with performing his duties for the Company, any confidential proprietary information about the Company or its business, unless and until such information has become known to the public generally or within any industry in which the Company conducts business (other than as a result of unauthorized disclosure by the Executive) or unless (i) such disclosure is in confidence to an attorney for the purpose of obtaining legal advice, (ii) such disclosure is in connection with any litigation, arbitration or mediation involving this Agreement or other agreements or arrangements involving the Parties, including, but not limited to, the enforcement of this Agreement or such other agreements or arrangements or
(iii) the Executive is required to disclose such information (whether or not in connection with a disclosure required in clause (ii)) by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order the Executive to disclose or make accessible any information.

          (d) NON-DISPARAGEMENT. The Executive shall not willfully or knowingly make any public statement that would disparage or defame the Company. The Company shall not, and shall cause each of the executives and directors of the Company not to, willfully or knowingly make any public statement that would disparage or defame the Executive. Notwithstanding the foregoing, nothing in this Section 9(d) shall prevent any person from

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(i) responding publicly to any incorrect, disparaging or defamatory public statement to the extent reasonably necessary to correct or refute such public statement or (ii) making any truthful statement to the extent (x) such disclosure is in confidence to an attorney for the purpose of obtaining legal advice, (y) such disclosure is in connection with any litigation, arbitration or mediation involving this Agreement or other agreements or arrangements involving the Parties, including, but not limited to, the enforcement of this Agreement or such other agreements or arrangements or (z) the Executive is required to disclose such information (whether or not in connection with a disclosure required in clause (y)) by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction.

          (e) SCOPE. For purposes of this Section 9, the Company shall be deemed to include any entity that (i) is an Affiliate both during the Term and at the time in question and (ii) is an Affiliate organized after the Term for the purpose of holding the assets owned by the Company during the Term and/or operating the business of the Company conducted during the Term. The covenants set forth in this Section 9, except as provided in Section 9(a) and (b) above, shall be without limitation as to time and geographic application.

     10.  INDEMNIFICATION.

          (a) During the Term and at all times thereafter, if the Executive is made a party, is threatened to be made a party, or reasonably anticipates being made a party, to any Proceeding by reason of the fact that he is or was a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company or any Affiliate or is or was serving at the request of the Company or any Affiliate, or in connection with his service hereunder, as a director, officer, member, employee, agent, manager, trustee, consultant or representative of another Person, or if any Claim is made, is threatened to be made, or is reasonably anticipated to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless to the fullest extent permitted or authorized by the Bye-laws of the Company, or if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith or in connection with seeking to enforce his rights under this Section 10(a), and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company or other Person, without limitation in time, and shall inure to the benefit of the Executive's heirs, executors and administrators. The Executive shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys' fees and other charges of counsel) incurred by him in connection with any such Proceeding or Claim, or

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in connection with seeking to enforce his rights under this Section 10(a), any such advancement to be made within 15 days after he gives written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced, on an after-tax basis (that is, net of any applicable taxes), if he is ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that the Executive would otherwise have (including, without limitation, by agreement or under applicable law). For purposes of this Agreement, "CLAIM" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information, "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan or other person or entity and "PROCEEDING" shall mean any actual, threatened, or reasonably anticipated, action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, formal, informal or other.

          (b) Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under Section 10(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

          (c) The Executive shall, during his service for the Company, including as a director, and for at least six years thereafter, be covered by a directors' and officers' liability insurance policy (or policies) on terms and conditions no less favorable to him in any respect than those then applying to any other present or former director or officer of the Company, but in all events, the minimum aggregate coverage obtained by the Company, under which the Executive is a covered person, shall be in an amount no less than US$50,000,000.

     11.  EXCISE TAX ADJUSTMENT PAYMENTS.

          (a) PAYMENTS. In the event that any payment or benefit provided to or for the benefit of the Executive in connection with this Agreement, any other agreement or arrangement to which he and the Company are parties, his services for the Company, or the termination of such services, other than any payment pursuant to this Section 1l(a) (a "PAYMENT"), would be subject to (x) the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor to such Section or (y) any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive from the Company, within 15 days following the determination described in Section 1l(b) below and no later than such Excise Tax is due to be paid, through withholding or otherwise, an additional payment ("EXCISE TAX ADJUSTMENT PAYMENT") in an amount such that after payment by the Executive of all applicable U.S. Federal, state, local and other taxes and all applicable non-U.S. taxes (each computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, the Executive retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payment.

          (b)  DETERMINATIONS. All determinations required to be made under this
Section 11, including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be promptly made by a "big five" accounting firm (the "ACCOUNTING FIRM"), selected by the Company with the Executive's approval (which approval shall not be unreasonably withheld or delayed). The Accounting Firm shall provide detailed supporting calculations to the Company and the Executive within 15 business days of the date of the Payment to which the Excise Tax Adjustment Payment relates. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor to such Section) at the time of any initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made that should have been made (an "UNDERPAYMENT"), or (y) certain Excise Tax Adjustment Payments will have been made that should not have been made (an "OVERPAYMENT"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the event of an Overpayment, such Overpayment shall be promptly repaid to the Company on an after-tax basis.

     12. RESOLUTION OF DISPUTES. Any dispute between the Parties, including, without limitation, any dispute arising out of or relating to this Agreement or any other agreement or arrangement to which the Executive and the Company are parties, the Executive's service with the Company, or the termination of such service, shall be resolved by confidential arbitration in New York City in accordance with the Commercial Arbitration Rules (and not the National Rules for Resolution of Employment Disputes) of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All costs associated with any such arbitration, including all attorneys' fees and other legal expenses, shall be paid by the Company.

     13. WITHHOLDING. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to tax withholding to the extent required by applicable law, treaty or regulation. In lieu of withholding such amounts, in whole or in part, the Company may accept, in its sole discretion, such other provision for payment of required tax withholding as the Executive may reasonably request.

     14.  REPRESENTATIONS.

          (a) The Company represents and warrants that (i) it is fully authorized by action of its Board (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations under it, (ii) the Board has approved or, prior to December 31, 2002, will approve (A) the transfer of (x) all or any portion of the Option (as defined in the Option Agreement) as permitted pursuant to Paragraph (i) of the Option Agreement and
(y) all or any of the Shares (as defined in the Share Agreement) as permitted pursuant to Paragraph (e) of the Share Agreement and (B) upon exercise of the Option (or any portion thereof) or the transfer of the Shares, as the case may be, the registration of the shares in the name of such transferee, (iii) the officer signing this Agreement on its behalf is duly authorized to do so, (iv) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan, bye-law, charter provision or corporate governance document to which it is a party or by which it is bound and (v) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (b) The Executive represents and warrants that, to the best of his knowledge and belief, (i) delivery and performance of this Agreement by him does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound and (ii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     15. ENTIRE AGREEMENT. This Agreement, together with its Exhibits (which form a part of this Agreement for all purposes), contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, program, policy, arrangement, bye-law, charter document, corporate governance document, or agreement of the Company or any of its Affiliates, the provisions of this Agreement shall control to the extent that they are more favorable to the Executive unless the Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving.

     16. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred by will or operation of law subject to the limitations of this Agreement. The Parties recognize that the Executive also may transfer his rights under the Option Agreement and Share Agreement to the extent therein provided. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to an amalgamation, reconstruction, merger or consolidation in which Company is not the continuing entity, or a sale or liquidation of all, or substantially all, of the business and assets of the Company, provided that the assignee or transferee is the successor to all, or substantially all, of the business and assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

     17. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any person of any breach of any other person of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by, or on behalf of, the waiving person.

     18. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally or (b) on the second business day after the day on which it is sent by recognized courier with delivery acknowledged by written receipt or
(c) on the fifth business day after it is sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently by similar process give notice of:

 If to the Company:             AXIS Specialty Limited
                                106 Pitts Bay Road
                                Pembroke, HM 08, Bermuda
                                Attn: Andrew Cook


If to the Executive:            Michael A. Butt
                                Leamington House
                                50 Harrington Sound Road
                                Hamilton Parish
                                Bermuda CR04

     19. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     20. SURVIVORSHIP. The respective rights and obligations of the Parties shall survive any termination of the Executive's service under this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     21. BENEFICIARIES/REFERENCES. The Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiaries, estate or other legal representative.

     22. GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

     23. HEADINGS. The headings of the Sections and subsections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     24. COUNTERPARTS AND FASCIMILE. This Agreement may be executed in one or more counterparts. Signatures delivered by facsimile shall be deemed effective for all purposes to the extent permitted under applicable law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.


                                AXIS SPECIALTY LIMITED


                                By: /s/ John R. Charman
                                   ----------------------------------
                                John R. Charman
                                President and Chief Executive Officer


                                THE EXECUTIVE


                                  /s/ Michael A. Butt
                                -------------------------------------
                                      Michael A. Butt

                                                                       EXHIBIT A

                         SHARE PURCHASE OPTION AGREEMENT

     AGREEMENT, made and entered into as of October 1, 2002 (the "GRANT DATE") by and between Axis Specialty Limited, a Bermuda corporation (together with its successors and assigns, the "COMPANY") and Michael A. Butt (the "OPTION HOLDER").

     WHEREAS, the Company and the Option Holder (the "PARTIES") have as of September 19, 2002 entered into an agreement (the "SERVICE AGREEMENT") pursuant to which the Option Holder is to serve the Company as Chairman of its Board of Directors; and

     WHEREAS, the Company has decided to grant the option described below to the Option Holder as an inducement to accept such position and as a performance incentive;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Parties agree as follows:

     (a) GRANT. The Company hereby unconditionally grants to the Option Holder, effective as of the Grant Date, the right and option to purchase 10,000 shares (the "OPTION SHARES") of the voting common shares of the Company, par value US $0.10 (the "COMMON STOCK"), on the terms and conditions hereinafter set forth (the "OPTION").

     (b) PURCHASE PRICE. Except as otherwise provided in Paragraph (h) below, the purchase price of the Option Shares subject to the Option (the "OPTION PRICE") shall be: US $100.00 per Share.

     (c) TERM OF THE OPTION. The Option shall have a term commencing on the Grant Date and continuing through the tenth anniversary of such date (the "OPTION PERIOD") and shall be exercisable during the Option Period as provided in Paragraph (d) below.

     (d) VESTING AND EXERCISABILITY. The Option shall vest, and become exercisable, as to one-third of the Option Shares on each of the first, second and third anniversaries of the Grant Date, PROVIDED THAT the Option shall vest, and become exercisable, on certain terminations of the Optionee's service with the Company under the Service Agreement to the extent set forth in Section 8 of the Service Agreement. Except to the extent otherwise provided in Section 8 of the Service Agreement, the Option shall expire on any termination of the Option Holder's service with the Company. The Option shall be exercisable by the Option Holder, or in the event of his death or his judicially determined incompetence, by his estate or other legal representative, or, to the extent the Option is transferred, in whole or in part, in accordance with the provisions of Paragraph
(i) below, by a transferee of the Option (a "TRANSFEREE"). As hereinafter used, the term "OPTION HOLDER" shall include the Option Holder's estate, other legal representative or Transferee, as appropriate.

     (e) EXERCISE OF THE OPTION. In order to exercise the Option, the Option Holder shall submit to the Company an instrument in writing specifying the number of Option Shares in respect of which the Option is being exercised, accompanied by payment, in a manner reasonably acceptable to the Company, of the aggregate Option Price for the Option Shares in respect of which the Option is being exercised. A share certificate, or certificates, representing the purchased Option Shares shall then promptly be delivered to the Option Holder; PROVIDED, HOWEVER, that the Company shall not be obligated to deliver any Option Shares hereunder if the delivery of such Option Shares would violate the provisions of any applicable law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Option Shares may be delivered without resulting in such violation of law.

     (f) STATUS OF OPTION SHARES. Option Shares purchased pursuant to any exercise of the Option shall, upon delivery to the Option Holder, rank equally in all respects with the other shares of the voting Common Stock, but shall not carry any option or other right to subscribe for additional shares of Common Stock.

     (g) RIGHTS AS SHAREHOLDER. The Option Holder shall not, by virtue of the Option, be entitled to any rights of a shareholder of the Company, either at law or equity, and the grant of the Option shall not confer on the Option Holder any right with respect to continuance of his service with the Company nor shall such grant interfere in any way with the right of the Company to terminate the Option Holder's service at any time. Notwithstanding the foregoing, in the event that the Option Holder purchases Option Shares pursuant to an exercise of the Option, the Option Holder shall enjoy, with respect to such Option Shares, "tag-along" rights, "put" rights, exchange rights, registration rights, rights with respect to securities of any "Designated Subsidiary" (as defined in the Company's Bye-Laws) and other comparable rights on the most favorable basis provided for each such right to any other holder of Common Stock.

     (h) RECAPITALIZATIONS AND ADJUSTMENTS. In the event of any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, reconstruction, amalgamation, share exchange, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of shares or other securities, or other change in corporate structure or capitalization affecting the rights or value of the securities then subject to this Option Agreement, the Company shall promptly make appropriate adjustment(s) in the number and/or kind of securities subject to this Option Agreement and/or in the Option Price and/or in other terms and conditions of this Option Agreement, and/or the Company shall promptly make appropriate provision(s) for supplemental payments of cash, securities and/or other property, in each case so as to avoid dilution or enlargement of the rights of the Option Holder and of the after-tax economic opportunity and value represented by this Option Agreement. If an event occurs that may require an adjustment (or other action) pursuant to the preceding sentence, the Company shall promptly deliver to the Option Holder a certificate that specifies (x) the event in question and (y) either the action(s) being taken or the reasons why the Company believes no action is needed.

     (i) NONASSIGNABILITY AND TRANSFERABILITY. The Option may not be assigned or otherwise transferred, disposed of or encumbered by the Option Holder, in whole or in part, except: (i) by will or the laws of descent and distribution or
(ii) by the Option Holder to members of "the Option Holder's immediate family", to a trust established for the exclusive benefit of one or more members of "the Option Holder's immediate family" and/or the Option Holder, or to a partnership pursuant to which the only partners are one or more members of "the Option Holder's immediate family" and/or the Option Holder. For purposes of this Agreement, "THE OPTION HOLDER'S IMMEDIATE FAMILY" shall mean the initial Option Holder's children, stepchildren, grandchildren, parents, spouse, siblings (including half brothers and sisters), and in-laws, and includes relationships arising because of legal adoption. The Company represents and warrants that its Board has approved the transfer of all or any portion of the Option to and the exercise thereof by the Option Holder's immediate family or trust or partnership as permitted by this Paragraph (i) and the registration of any Option Shares to be delivered upon exercise of the Option in the name of any Option Holder to whom the Option may be transferred pursuant to this Paragraph (i).

     (j) OBLIGATIONS AS TO SHARE CAPITAL. The Company agrees that it shall at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under this Agreement.

     (k) RESTRICTIONS ON TRANSFER OF OPTION SHARES. Neither the Option Shares nor any interest in them may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the Bye-Laws of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions of this Agreement. Each certificate for Option Shares delivered upon exercise of the Option, unless at the time of exercise such Option Shares are registered under the Securities Act of 1933, shall bear the following legend or such other legend as the Company reasonably deems appropriate:

             "These securities have not been registered under the United States Securities Act of 1933, as amended. These securities cannot be offered, transferred or sold unless (i) a registration statement under such Act is in effect with respect to such securities or a written opinion from counsel reasonably acceptable to Axis Specialty Limited (the "Company") is obtained to the effect that no such registration is required, and (ii) the transferee is approved by applicable regulatory authorities, if such approval is required and (iii) simultaneously the appropriate number of shares of any Designated Subsidiary (as such term is defined in the Bye-Laws of the Company and only if the Board of Directors of the Company has constituted any entity a Designated Subsidiary) is offered, transferred or sold together with each share represented hereby that is proposed to be offered, transferred or sold. The Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled. Sections 68 through 70 of the Company's Bye-Laws contain other significant restrictions on transfers of shares of the Company."

Any certificate delivered at any time in exchange or substitution for any certificate bearing such legend or such other legend reasonably deemed appropriate by the Company shall also bear such legend unless, in the opinion of counsel for the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Paragraph
(k) shall be binding upon all subsequent holders of certificates bearing the above legend.

     (l) WITHHOLDING. The Option Holder agrees to make appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this Agreement.

     (m) INCORPORATION OF PROVISIONS. Sections 11, 12, 14, 15, 16 (first and third sentences only), 17, 18, 19, 21 (second sentence only), 22, 23 and 24 of the Service Agreement (relating, respectively, to excise tax adjustment payments, resolution of disputes, representations, integration and inconsistencies, assignability, amendments or waivers, notices, severability, beneficiaries/references, governing law, headings and counterparts) shall be deemed incorporated into this Agreement as if fully set forth herein, with all references to the Executive in such Sections being deemed to be references to the Option Holder. All capitalized terms not defined in this Share Purchase Option Agreement shall have the meanings set forth in the Service Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                AXIS SPECIALTY LIMITED


                                By: /s/ J.R CHARMAN
                                   ----------------------------------
                                Name: J.R CHARMAN.

                                Title: CEO & PRESIDENT.


                                THE OPTION HOLDER


                                   /s/ Michael A. Butt
                                -------------------------------------
                                       Michael A. Butt

                                                                       EXHIBIT B

                        RESTRICTED SHARE GRANT AGREEMENT

     AGREEMENT, made and entered into as of October 1, 2002 (the "GRANT DATE") by and between Axis Specialty Limited, a Bermuda corporation (together with its successors and assigns, the "COMPANY") and Michael A. Butt (the "GRANTEE").

     WHEREAS, the Company and the Grantee (the "PARTIES") have concurrently entered into an agreement (the "SERVICE AGREEMENT") pursuant to which the Grantee is to serve the Company as Chairman of its Board of Directors (the "BOARD"); and

     WHEREAS, the Company has decided to grant the shares described below to the Grantee as an inducement to accept such position and as a performance incentive;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Parties agree as follows:

     (a) GRANT. Subject to the terms and conditions hereof, the Company hereby grants to the Grantee, effective as of the Grant Date, a restricted stock award (this "AWARD") in the aggregate amount of 10,000 shares (the "SHARES") of voting common shares of the Company, par value US$0.10 (the "COMMON STOCK").

     (b) VESTING OF SHARES. At the opening of business on the third anniversary of the Grant Date, the Shares under this Award shall become fully vested and nonforfeitable if the Grantee is then continuing to serve the Company under the Service Agreement, PROVIDED THAT the Shares shall become fully vested and nonforfeitable on certain terminations of the Grantee's service under the Service Agreement, under certain circumstances, as set forth in Section 8 of the Service Agreement. Except as otherwise provided in Section 8 of the Service Agreement, the Shares shall be forfeited on any termination of the Grantee's service under the Service Agreement that occurs prior to the third anniversary of the Grant Date.

     (c) HOLDING AND DELIVERY OF SHARE CERTIFICATES. Certificates representing the Shares shall be held by the Company, along with one or more stock powers executed by the Grantee in blank (which stock powers shall be used by the Company solely to effect the forfeiture provisions of Paragraph (b)), until such Shares have become vested as set forth above. Upon such Shares becoming vested, one or more certificates representing the securities that then constitute such Shares, together with any cash or property (other than securities) received in respect of such Shares as provided in Paragraph (d), and any associated stock powers, shall promptly be delivered to the Grantee (or permitted transferee under Paragraph (e), if applicable). The Shares granted pursuant to this Agreement shall, upon delivery to the Grantee, rank equally in all respects with the other shares of the voting Common Stock. The Shares, when delivered, shall be fully paid and non-assessable and shall be free and clear of any and all liens, encumbrances, charges and other third party rights except to the extent otherwise provided in Paragraph (e) below, or in the Bye-Laws of the Company.

     (d) RIGHTS AS STOCKHOLDER. Subject to the terms of this Agreement and beginning as of the Grant Date, the Grantee shall have all the rights of a stockholder of the Company with respect to all of the Shares under this Award, including, without limitation, the right to vote all such Shares and to receive dividends and other distributions thereon (including, without limitation, any securities, cash or other property issued or delivered in respect of, in exchange for, or on conversion of, any such Shares in connection with any merger, consolidation, combination, reorganization, recapitalization, spin-off, split-up, exchange of securities, liquidation, dissolution, share split, share dividend, cash dividend, or other transaction or event), PROVIDED, HOWEVER, that any dividend or other distribution made in respect of such Shares (x) shall be deemed to be Shares received in substitution for, or in addition to and as part of, the Shares in respect of which such dividend or other distribution is made and (y) shall accordingly be subject to the same restrictions hereunder with respect to vesting, transfer, forfeiture, and delivery upon vesting as to which such Shares are subject.

     (e) RESTRICTIONS ON TRANSFER OF SHARES. Neither the Shares granted pursuant to this Agreement, nor any interest in them, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the Bye-Laws of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions of this Agreement, except: (i) by will or the laws of descent and distribution or (ii) by the Grantee to members of "the Grantee's immediate family", to a trust established for the exclusive benefit of one or more members of "the Grantee's immediate family" and/or the Grantee, or to a partnership pursuant to which the only partners are one or more members of "the Grantee's immediate family" and/or the Grantee. For purposes of this Agreement, "THE GRANTEE'S IMMEDIATE FAMILY" shall mean the initial Grantee's children, stepchildren, grandchildren, parents, spouse, siblings (including half brothers and sisters), and in-laws, and includes relationships arising because of legal adoption. The Company represents and warrants that its Board has approved the transfer of all or any portion of the Shares to the Grantee's immediate family or trust or partnership as permitted by this Paragraph (e) and the registration of any Shares in the name of any person to whom the Shares may be transferred pursuant to this Paragraph (e). Each certificate for such Shares shall bear the following legend or such other legend as the Company reasonably deems appropriate:

               "These securities have not been registered under the United States Securities Act of 1933, as amended. These securities cannot be offered, transferred or sold unless (i) a registration statement under such Act is in effect with respect to such securities or a written opinion from counsel reasonably acceptable to Axis Specialty Insurance Limited (the "Company") is obtained to the effect that no such registration is required, and (ii) the transferee is approved by applicable regulatory authorities, if such approval is required and (iii) simultaneously the appropriate number of shares of any Designated Subsidiary (as such term is defined in the Bye-Laws of the Company and only if the Board of Directors of the Company has constituted any entity a Designated Subsidiary) is offered, transferred or sold together with each share represented hereby that is proposed to be offered, transferred or sold. The Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled. Sections 68 through 70 of the Company's Bye-Laws contain other significant restrictions on transfers of shares of the Company."

Any certificate delivered at any time in exchange or substitution for any certificate bearing such legend or such other legend reasonably deemed appropriate by the Company shall also bear such legend unless, in the reasonable opinion of counsel for the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Paragraph (e) shall be binding upon all subsequent holders of certificates bearing the above legend.

     (f)  SHAREHOLDER RIGHTS. Subject to the limitations set forth in Paragraph
(d), the Grantee shall enjoy with respect to the Shares that are the subject of this Agreement, "tag along" rights, "put" rights, exchange rights, registration rights and other comparable rights on the most favorable basis provided for each such right to any other holder of Common Stock, except that registration rights shall be provided on the same basis as provided other minority investors.

     (g) WITHHOLDING. The Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this Agreement.

     (h) INCORPORATION OF PROVISIONS. Sections 11, 12, 14, 15, 16 (first and third sentences only), 17, 18, 19, 20, 21 (second sentence only), 22, 23 and 24 of the Service Agreement (relating, respectively to excise tax adjustment payments, resolution of disputes, representations, integration and inconsistencies, assignability, amendments or waivers, notices, severability, beneficiaries/references, governing law, headings and counterparts) shall be deemed incorporated into this Agreement as if fully set forth herein, with all references to the Executive in such Sections being deemed to be references to the Grantee. All capitalized terms not defined in this Restricted Share Grant Agreement shall have the meanings set forth in the Service Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                AXIS SPECIALTY LIMITED

                                By:     /s/ J.R. CHARMAN
                                   ----------------------------------
                                Name:   J.R. CHARMAN

                                Title:  CEO & PRESIDENT.


                                THE GRANTEE


                                  /s/ Michael A. Butt
                                -------------------------------------
                                      Michael A. Butt

                                                                       EXHIBIT C

                                   GOOD REASON

     For purposes of this Agreement, "GOOD REASON" shall mean the occurrence of any of the following (without the Executive's express prior written consent and without full cure within ten days of the Executive giving written notice to the Company or the Board, as the case may be, requesting cure):

     (i) (A) The assignment to the Executive of duties materially inconsistent with the Executive's position and responsibilities as set forth in
           Section 2 of this Agreement; (B) any material reduction in the Executive's authorities or responsibilities; or (C) any removal of the Executive from, or any failure to elect or reelect the Executive to, the position of Chairman of the Board, except in connection with a termination of the Executive's service (w) by the Company (whether for Cause or without Cause), (x) by either Party for Disability, (y) by the Executive voluntarily or (z) as a result of the Executive's death;

     (ii) (A) Any reduction in the Executive's Base Fee or (B) following any Change in Control, failure to pay the Executive an annual bonus in an amount no less than the greater of (x) US$500,000 and (y) the largest amount awarded to the Executive as an annual bonus for any of the three years (or such lesser number of years he has then been employed) immediately preceding the year in which a Change in Control occurs and, if applicable, failure to calculate such bonus in a manner as favorable to the Executive as that used to calculate the most recent annual bonus paid to the Executive prior to the Change in Control;

     (iii) The failure by the Company to obtain the specific assumption of this Agreement by any successor to, or assign of, the Company or any person acquiring all or substantially all of the Company's business or assets;

     (iv) Any material breach by the Company or any of its Affiliates of any of its material obligations to the Executive or members of his family, under this Agreement or otherwise; or

     (v) Requiring the Executive to be based at any office or location in violation of Section 2(a) of the Service Agreement, except for travel reasonably required in the performance of the Executive's duties.

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                                                                       EXHIBIT D

                                CHANGE IN CONTROL

     "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

     (i) any "PERSON," as such term is used as of the Effective Date in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a "BENEFICIAL OWNER," as such term is used in Rule 13d-3 promulgated under that Act, of 30% or more of the Voting Stock of the Company, measured either by number of shares or by voting power;

     (ii) the majority of the Board consists of individuals other than "INCUMBENT DIRECTORS," which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

     (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

     (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to an amalgamation, merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

     (v) the Company combines with another entity and is the surviving entity but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined entity, measured either by number of shares or by voting power (there being excluded from the Voting Stock held by such shareholders, but not from the Voting Stock of the combined entity, any shares received by Affiliates of such other entity in exchange for Voting Stock of such other entity).

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

For purposes of the foregoing, "VOTING STOCK" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect members of a board of directors (or equivalent governing person or body).

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